EXHIBIT 21.2

                         SUBSIDIARIES OF NGC CORPORATION


                                                STATE OR JURISDICTION
                                                  OF INCORPORATION
NAME OF SUBSIDIARY                                OR ORGANIZATION

Accord Energy Limited .............................   England

Bradshaw Gathering System Joint Venture ...........   Texas

Caney River Transmission Company ..................   Delaware

ECI Capital Corporation ...........................   Texas

Electric Clearinghouse, Inc. ......................   Texas

Ellisburg Leidy N.E. Hub (general partnership) ....   Pennsylvania

Enerchange LLC (limited liability company) ........   Delaware

Gulf Coast Fractionators (general partnership) ....   Texas

HUB Services, Inc. ................................   Delaware

Kansas Gas Supply Corporation .....................   Delaware

LPG Services Group, Inc. ..........................   Missouri

Natural Gas Clearinghouse (general partnership) ...   Colorado

Natural Gas Clearinghouse, Inc. ...................   Delaware

Natural Gas Clearinghouse of Argentina, Inc. ......   Delaware

Natural Gas Clearinghouse of Mexico, Inc. .........   Delaware

NEI Arkansas Gathering, Inc. ......................   Arkansas

NGC Anadarko Gathering Systems, Inc. ..............   Texas

NGC Avoca, Inc. ...................................   Delaware

NGC Canada, Inc. ..................................   Alberta, Canada


                                                STATE OR JURISDICTION
                                                  OF INCORPORATION
NAME OF SUBSIDIARY                                OR ORGANIZATION

NGC Cayuta, Inc. ..................................   Delaware

NGC Energy, Inc. ..................................   Texas

NGC Energy Resources, Limited Partnership
  (limited partnership) ...........................   Delaware

NGC GP, Inc. ......................................   Delaware

NGC Futures, Inc. .................................   Texas

NGC Global Energy Services, Inc. ..................   Delaware

NGC Holding Company, Inc. .........................   Delaware

NGC Liquids Marketing, Inc. .......................   Delaware

NGC Intrastate Pipeline Company ...................   Texas

NGC Oil Trading and Transportation, Inc. ..........   Texas

NGC Regulated Holdings, Inc. ......................   Delaware

NGC Storage, Inc. .................................   Delaware

NGC Transportation, Inc. ..........................   Delaware

NGC UK Limited ....................................   England

NOTTI Gathering Company, Inc. .....................   Delaware

Novagas Clearinghouse Limited Partnership
  (limited partnership) ...........................   Alberta, Canada

O'Keene Gas Gathering Company .....................   Oklahoma

Ozark Finance Corporation .........................   Delaware

Ozark Gas Pipeline Corporation ....................   Delaware

Ozark Gas Transmission System (general partnership)   Texas

Ozark Pipeline, Inc. ..............................   Delaware

                                                STATE OR JURISDICTION
                                                  OF INCORPORATION
NAME OF SUBSIDIARY                                OR ORGANIZATION

Phantex Pipeline Co. ..............................   Delaware

QuickTrade LLC (limited liability company) ........   Delaware

Tennessee Ozark Gas Company .......................   Delaware

Trident Acquisition Corp. .........................   Delaware

Trident Gas Marketing, Inc. .......................   Delaware

Trident NGL, Inc. .................................   Delaware

Trident NGL Pipeline Company ......................   Delaware

Waskom Gas Processing Company (general partnership)   Texas